EXHIBIT 99.1
                           ------------

[LOGO]     EAGLE SUPPLY GROUP, Inc.


CONTACT:                                INVESTOR RELATIONS COUNSEL:
Douglas P. Fields, Chairman and CEO	The Equity Group Inc.
Frederick M. Friedman, Executive VP     Adam Prior
and CFO                                 Tel: 212-836-9606
Tel: 212-986-6190                       Devin Sullivan
Fax: 212-972-0326                       Tel: 212-836-9608
www.eaglesupplygroup.com                www.theequitygroup.com
------------------------                ----------------------


                        FOR IMMEDIATE RELEASE
                        ---------------------

  EAGLE SUPPLY GROUP, INC. REPORTS FOURTH QUARTER AND YEAR-END RESULTS
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*   Fiscal-Year Revenues Grow $41 Million to Record Level; Net Income
    Increases 63.2%
    -----------------------------------------------------------------
*   Revenues Increase 11.6% in Fourth Quarter Despite Softening
    Economic Conditions
    -----------------------------------------------------------------
*   Company Opens Four New Distribution Centers During Fourth Quarter
    -----------------------------------------------------------------

NEW YORK, N.Y. - September 27, 2002 -- Eagle Supply Group, Inc. ("Eagle" or the "Company") (NASDAQ SmallCap: EEGL and EEGLW; BSE: EGL and EGLW), one of the largest wholesale distributors of residential roofing and masonry supplies and related products in the United States, today announced financial results for its fiscal fourth quarter and year ended June 30, 2002 (see attached tables).

Revenues for the fiscal year ended June 30, 2002 rose $41 million, an increase of 20.9% to a record $237.3 million from $196.2 million last year. Net income rose 63.2% to $1,385,164 or $.16 per diluted share, compared to net income of $848,842, or $.10 per diluted share, for fiscal 2001. The weighted average number of common shares used in calculating diluted earnings per share in the latest fiscal year was 8,578,742, up from the 8,510,000 shares used in fiscal 2001. The increase in the number of weighted average shares outstanding for the 2002 fiscal year is a result of the closing of the first tranche of a private equity placement offering in May 2002 which consisted of the sale of 545,455 common shares and 109,091 warrants (including warrants issued to the placement agent), for gross proceeds of $1.5 million.
As previously reported, Eagle was notified on September 12, 2002 that the investors associated with the financing have declined to close on the second tranche, which was identical to the first tranche. Eagle is currently analyzing the situation to determine an appropriate course of action. At June 30, 2002, Eagle's actual number of common shares outstanding was 9,055,455 shares.

Revenues for the fourth quarter of fiscal 2002 rose $6.5 million, an increase of 11.6%, to $62.1 million from the $55.6 million in the fourth quarter ended June 30, 2001. The Company reported a net loss of $370,817, or $.04 per diluted share, for the fiscal 2002 fourth quarter, compared to net income of $332,316, or $.04 per diluted share, for the same period last year. The net loss in the fourth quarter is attributable to an increase in the reserve for doubtful accounts, an economic softening during the latter part of the quarter within the roofing and masonry supply distribution industry in a number of the markets in which the Company competes, competitive pricing pressures and costs related to the opening of four new distribution centers, among other factors. These new centers began generating revenues for the Company in July, which is the first month of Eagle's fiscal year 2003. The weighted average number of common shares used in the fiscal 2002 fourth quarter was 8,785,725, up from the 8,510,000 shares used in the fiscal fourth quarter of 2001.

Eagle Supply Group, Inc.                                     Page 2
September 27, 2002


Douglas P. Fields, Chairman and Chief Executive Officer, stated, "We are pleased to report record revenues and a strong increase in net income for fiscal 2002 despite a number of challenging economic conditions within many of our market areas. We are disappointed that our net income did not increase more than it did. In addition to the factors which adversely affected our results in the fiscal fourth quarter, Eagle took certain steps after September 11, 2001 in order to protect our financial resources based on the forecasts of possible adverse economic effects resulting from the terrorist attacks on that date. These actions cost Eagle approximately $1 million in gross profit, although they did have the intended effect of permitting us substantially to reduce our accounts and notes receivable at December 31, 2001, thereby strengthening our financial position at that time. During fiscal 2002, Eagle's management team continued to grow the Company's operations with a solid business plan, and the success of this effort is clearly reflected in Eagle's record revenues for fiscal 2002. Although a number of markets in which we compete began to soften in our fiscal fourth quarter, the Company increased its revenues and also opened four new distribution centers during the quarter, bringing the total to 37 distribution centers in 12 states. These new distribution centers began to generate revenues in the first quarter of fiscal 2003."

Commenting on recent operational developments, Jim Helzer, President of Eagle, stated, "I believe we achieved excellent overall results in revenues and net income during fiscal 2002 in light of the progressive softening in many of our market areas during the year and certain steps that we took to protect our financial position after the 9-11 terrorist attacks. The fiscal year began very strong for us, but economic conditions slowly softened as the year progressed, with noticeable weakness starting in April of this year. Based on the current economic environment, we have undertaken a review of our operations and labor expenses and have eliminated 32 positions, a reduction of approximately 5% of our current workforce. We will make further reductions in the workforce and continue to reduce expenses commensurate with our sales and profits."

"We believe that achieving high gross profit margins is one of the best indicators of success for a company within the roofing and masonry supply distribution industry," stated Mr. Fields, "and Eagle continues to remain a leader in this regard. We reported gross profit margins of 24.3% for fiscal 2002, compared to 25.2% for fiscal 2001. The decline is attributable to pricing pressures in many of our market areas, which may be as competitive as they have ever been, and to the steps that Eagle took after September 11, 2001 to reduce our investment in accounts receivable which adversely affected our gross profit margins while improving our financial position. While most of our competitors are private companies that do not report their margins publicly, we believe that our margins compare favorably to those of other companies in our industry."

Eagle's balance sheet at June 30, 2002 reflected cash and cash equivalents of approximately $5.4 million and working capital totaling more than $45 million. Our current ratio was 2.2:1 and shareholders' equity was approximately $21.7 million, or approximately $2.40 per share based on 9,055,455 total shares outstanding on that date.

Mr. Fields concluded by stating that, "We are currently operating in what has historically been a strong seasonal period for Eagle. However, it should be noted that Eagle's first quarter of fiscal 2002 was the best first quarter in the Company's history in terms of revenue and net income, and these record numbers will be difficult to match under current business conditions. Our strategy is to continue to grow by improving the revenues and profitability of our existing distribution centers, opening new distribution centers and, under the right conditions, acquiring companies which we believe are compatible with our existing business, are reasonably priced, and can be acquired on financial terms acceptable to Eagle. Obviously, we believe that Eagle has made great progress since the beginning of the 2002 fiscal year, but we know that there is still much more to be done. Based on current economic conditions in many of our market areas, fiscal year 2003 may be a year in which Eagle consolidates its recent gains and continues to strengthen its operations."

Eagle Supply Group, Inc.                                      Page 3
September 27, 2002


Eagle, with its corporate executive offices in New York City and operations headquarters in Mansfield, Texas, is one of the largest wholesale distributors of roofing and masonry supplies and related products in the United States. Eagle sells primarily to contractors, subcontractors and builders engaged in roofing and masonry repair and construction of new residences and commercial properties. The Company sells its products through its own distribution facilities and direct sales force. Eagle currently operates a network of 37 distribution centers in 12 states, including locations in Florida (10), Texas (11), Colorado (5), Alabama (2), Nebraska (2) and one each in Illinois, Indiana, Iowa, Kentucky, Minnesota, Mississippi and Missouri.

This document includes statements that may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, such as statements relating to our financial condition, results of operations, plans, objectives, future performance and business operations. These statements relate to expectations concerning matters that are not historical fact. Accordingly, statements that are based on management's projections, estimates, assumptions, and judgments are forward-looking statements. These forward-looking statements are typically identified by words or phrases such as "believes," "expects," "anticipates," "plans," "estimates," "approximately," "intend," and other similar words and phrases, or future or conditional verbs such as "will," "should," "would," "could," and "may." These forward-looking statements are based largely on our current expectations, assumptions, estimates, judgments, and projections about our business and our industry, and they involve inherent risks and uncertainties. Although we believe our expectations are based on reasonable assumptions, judgments, and estimates, forward-looking statements involve known and unknown risks, uncertainties, contingencies, and other factors that could cause our or our industry's actual results, level of activity, performance or achievement to differ materially from those discussed in or implied by any forward-looking statements made by or on behalf of Eagle Supply Group, Inc. and could cause our financial condition, results of operations, or cash flows to be materially adversely affected. In evaluating these statements, some of the factors that you should consider include the following:

   * general economic and market conditions, either nationally or in the markets where we conduct our business, may be less favorable than expected;
   * inability to find suitable equity or debt financing when needed on terms commercially reasonable to us;
   * inability to locate suitable facilities or personnel to open or maintain distribution center locations;
   * inability to identify suitable acquisition candidates or, if identified, an inability to consummate any such acquisitions;
   * interruptions or cancellation of sources of supply of products to be distributed or significant increases in the costs of such products;
   * changes in the cost or pricing of, or consumer demand for, our industry's distributed products;
   * an inability to collect our accounts or notes receivables when due or within a reasonable period of time after they become due and payable;
   *  a significant increase in competitive pressures; and
   * changes in accounting policies and practices, as may be adopted by regulatory agencies as well as the Financial Accounting Standards Board.

Please see the "Risk Factors" in Eagle's filings (including Forms 10-K and registration statements) with the Securities and Exchange Commission for a description of some, but not all, risks, uncertainties and contingencies. We do not undertake any obligation to update or revise any forward-looking statements to reflect events or circumstances occurring after the date of this document or to reflect the occurrence of unanticipated events.


                         (Tables follow)

Eagle Supply Group, Inc.                                       Page 4
September 27, 2002


                      EAGLE SUPPLY GROUP, INC.


                                    CONDENSED STATEMENTS OF OPERATIONS

                                       Fiscal Year Ended June 30,
                                       --------------------------
                                               (Audited)
                                          2002                 2001
                                          ----                 ----
Revenues                           $   237,275,209       $    196,240,714
                                   ---------------       ----------------

Income from Operations             $     4,060,743       $      4,139,640
                                   ---------------       ----------------

Net Income                         $     1,385,164       $        848,842
                                   ---------------       ----------------

Basic and Diluted Net Income
  per Share                        $           .16       $            .10
                                   ---------------       ----------------

Common Shares Used in Basic and
   Diluted Net Income Per Share          8,578,742              8,510,000
                                   ---------------       ----------------


                                       Fourth Quarter Ended June 30,
                                       -----------------------------
                                               (Unaudited)
                                          2002                 2001
                                          ----                 ----
Revenues                           $    62,107,312       $     55,640,758
                                   ---------------       ----------------

(Loss) Income from Operations      $      (183,382)      $      1,322,562
                                   ---------------       ----------------

Net (Loss) Income                  $      (370,817)      $        332,316
                                   ---------------       ----------------

Basic and Diluted Net (Loss)
  Income per Share                 $          (.04)      $            .04
                                   ---------------       ----------------

Common Shares Used in Basic and
   Diluted Net (Loss) Income
   Per Share                             8,785,725              8,510,000
                                   ---------------       ----------------


                                        SELECTED BALANCE SHEET DATA
                                        ---------------------------
                                                (Audited)
                                        June 30,             June 30,
                                          2002                 2001
                                        --------             --------
Cash and Cash Equivalents          $     5,355,070       $      5,679,891
                                   ---------------       ----------------

Total Current Assets               $    81,605,460       $     74,505,931
                                   ---------------       ----------------

Total Assets                       $    99,699,035       $     93,275,175
                                   ---------------       ----------------

Total Current Liabilities          $    36,417,032       $     35,041,393
                                   ---------------       ----------------

Total Liabilities                  $    77,988,467       $     74,240,587
                                   ---------------       ----------------

Shareholders' Equity               $    21,710,568       $     19,034,588
                                   ---------------       ----------------


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